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                                                                    EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-11185) pertaining to the 1995 Suiza Foods Corporation Stock Option and Restricted Stock Plan and the related Prospectus of our report dated December 14, 1995, with respect to the balance sheets of Model Dairy, Inc., as of October 31, 1995 and 1994, and the related statements of earnings and retained earnings and cash flows for the years then ended, included in the Current Report on Form 8-K of Suiza Foods Corporation dated December 31, 1996.

BARNARD, VOGLER & CO.


Reno, Nevada
December 30, 1996